Exhibit 99.1

Investor Contact:	Business Development Contact:
Bonnie Ortega	Mark McCutchen
Director, Investor/Public Relations	Vice President, Business Development
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1016
Email: InvestorRelations@cardiumthx.com	Email: mmccutchen@cardiumthx.com

CARDIUM ANNOUNCES FDA 510(k) CLEARANCE FOR U.S. MARKETING AND SALE OF EXCELLAGEN FORMULATED COLLAGEN TOPICAL GEL FOR DIABETIC FOOT ULCERS, PRESSURE ULCERS AND OTHER DERMAL WOUNDS

Professional-Use, Sterile, Syringe-Based Topical Gel:

Outcomes-Focused Wound Care Management

SAN DIEGO, CA – October 10, 2011 – Cardium Therapeutics (NYSE Amex: CXM) announced today that it has received 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market and sell the Company’s new Excellagen™ professional-use, sterile, syringe-based advanced wound care product for the management of diabetic foot ulcers and other dermal wounds. Directions for use indicate the application of Excellagen immediately following surgical debridement, which is routinely practiced in the treatment of diabetic foot ulcers and other dermal wounds.

Excellagen is a highly-refined fibrillar flowable bovine collagen topical gel (2.6%) that will initially be marketed as a sterile, syringe-based advanced wound care product for the management of diabetic foot ulcers following surgical debridement procedures. In addition to diabetic foot ulcers, Excellagen is also cleared for use in the management of other dermal wounds including partial and full-thickness wounds, pressure ulcers, venous ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/grafts, post-Moh’s surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns and skin tears) and draining wounds.

The Company believes that Excellagen provides a new sterile, syringe-based advanced wound care option as there are no other collagen-based wound management products available for professional use in the United States that are considered comparable to Excellagen in terms of its overall formulation, fibrillar nature and product format. Other professional use collagen-based products include granulated collagens that require mixing prior to use, as well as a variety of sheet-based products.

Cardium’s Excellagen fibrillar collagen topical gel also represents a new technology and product platform that allows for the potential development of a portfolio of other advanced wound care and therapeutic products. Cardium’s Gene Activated Matrix (GAM) technology represents one extension of Cardium’s newly FDA-cleared flowable, fibrillar collagen-based matrix for the localized topical delivery of agents that could include anti-infectives, antibiotics, peptides, proteins, small molecules, DNA, stem cells, differentiated cells and conditioned cell media. The Excellagen product is based on Cardium’s newly-established manufacturing process, which allows for sterile fill of ready-to-use, single-use syringes for topical application. In addition, the advancement of Excellagen provides the opportunity to perform post-clearance studies to pursue therapeutic claims for the treatment of non-healing diabetic foot and pressure ulcers, as well as other wounds, following findings from Cardium’s Matrix clinical study which showed that formulated collagen can significantly accelerate reductions in wound radius immediately following application compared to standard of care therapy in diabetic foot ulcers, and can support platelet activation and release of the wound healing protein, Platelet-Derived Growth Factor (PDGF). These findings were published in the peer-reviewed journal official journal of the Wound Healing Society, Wound Repair and Regeneration, (2011) 19: 302-308, available at www.cardiumthx.com/pdf/ExcellagenPaper_WoundRepair.pdf.

“This FDA regulatory clearance is a significant milestone for Cardium and represents an important step forward in the advancement of our Excellagen technology platform, which we developed and commercially advanced following Cardium’s acquisition of the Tissue Repair Company. We look forward to the launch of Excellagen and to helping address the large and rapidly-growing advanced wound care market. We are continuing to work with potential new collaborative partners and exploring additional product opportunities for our Excellagen formulation and additional advanced wound care products that could be based on the Excellagen technology platform. We recently posted an investor presentation on Excellagen to our website that can be accessed at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-presentations. The business focus of our portfolio is centered on health sciences and regenerative medicine and we look forward to initiating the late-stage/registration Aspire clinical study for our Generx® angiogenic therapy as a potential new treatment option for patients with myocardial ischemia due to advanced coronary disease,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium.

About Excellagen

Excellagen is a new FDA-cleared professional-use, sterile, syringe-based advanced wound care product designed to support the management of chronic diabetic foot ulcers and other dermal wounds following surgical debridement procedures. It is a highly-refined fibrillar flowable bovine collagen topical gel (2.6%) intended to support a favorable wound healing environment. Excellagen is intended for use at one- to two-week intervals following surgical debridement (with weekly outer dressing changes) and will initially be supplied in the form of a kit consisting of four sterile, pre-filled, ready to use single-use syringes, each containing 0.5 cc of Excellagen formulated collagen topical gel (2.6%), and four sterile flexible applicators to facilitate topical administration to the wound site over a course of up to four treatments. One Excellagen 0.5 cc syringe is intended to treat wounds up to 5.0 cm2 in size. Based on the properties of Excellagen’s highly purified, fibrillar collagen, it requires storage at standard refrigeration temperatures (2°C - 8°C). Detailed information about Excellagen, including the product’s directions for use, is available at www.excellagen.com. To view the new informational video, Excellagen: A New Wound Care Pathway, please visit http://www.youtube.com/watch?v=D2GYCYc_8JE.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs that have definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current medical opportunities portfolio, which is focused on health sciences and regenerative medicine, includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product Excellagen™ topical gel for advanced wound care management, has recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that we can successfully introduce Excellagen into wound care markets for the treatment of diabetic foot ulcers or other dermal wounds; that we can have Excellagen or our other products manufactured in a successful and cost-effective manner; that we can attract suitable commercialization partners for our products or that such partners will successfully commercialize our products; that our product or product candidates will not be unfavorably compared to other competitive products that may be regarded as safer, more effective, easier to use or less expensive; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures or in actual use; that clinical studies and regulatory clearances even if successful will lead to product advancement or partnering; that that FDA or other regulatory clearances or other certifications, or other commercialization efforts will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; that new collaborative partners will be found; that additional product opportunities will be established; or that that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2011 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, MedPodium™, Appexium™, Linee™, Alena™, Cerex™, and Nutra-Apps™ are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.